Exhibit 10.1

AMENDMENT NO. 4 TO
SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement (this “Amendment”) is dated as of August 23, 2012, among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), the entities party hereto and identified as a “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities party hereto and identified as a “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”), amending the Second Amended and Restated Receivables Purchase Agreement, dated as of August 26, 2010, as amended by Amendment No. 1 thereto, dated as of December 28, 2010, Amendment No. 2 thereto, dated as of August 25, 2011, and Amendment No. 3 thereto, dated as of March 7, 2012, each among the Seller Parties, the Financial Institutions, the Companies, and the Agent (the “Original Agreement,” and as further amended, modified or supplemented from time to time, the “Receivables Purchase Agreement”).

RECITALS

The parties hereto are parties to the Original Agreement and they now desire to amend the Original Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Original Agreement.

Section 2. Amendment. Subject to the terms and conditions set forth herein, the Original Agreement is hereby amended as follows:

(a) The following is added as a new seventh paragraph of the Preliminary Statements to the Original Agreement:

“In connection with Amendment No. 4 to this Agreement, dated as of August 23, 2012, Bank of America, National Association (“BOFA”) and Sumitomo Mitsui Banking Corporation (“SMBC”) became parties to this Agreement as Financial Institutions, Bank of America, National Association (the “BOFA Company”) and Manhattan Asset Funding Company LLC (the “SMBC Company”) became parties to this Agreement as Companies and each of Wells, the Wells Company, RBS, the RBS Company, BNP and the BNP Company ceased to be a party to this Agreement.”

(b) Section 9.1(f) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“As at the end of any fiscal month, the three-month rolling average of the Delinquency Ratio Trigger shall exceed 9.50%, or the three-month rolling average of the Dilution Ratio Trigger shall exceed 9.00%, or the three-month rolling average of the Loss Ratio Trigger shall exceed 7.00%.”

(c) Section 10.2(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“If any Regulatory Requirement (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital or assets as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, which demand shall be made at least 30 days prior to the date of any payment by the Seller pursuant to this Section 10.2 and shall include an explanation in reasonable detail of the manner in which such amounts shall have been determined, Seller shall pay to the Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction. Notwithstanding anything to the contrary contained herein, Seller shall not be liable for any amounts for any such costs or reduced returns incurred by the party demanding payment under this Section 10.2 more than 90 days before the related demand for payment. The term “Regulatory Requirement” shall mean (i) the adoption after August 26, 2010 of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after August 26, 2010, (ii) any change after August 26, 2010 in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after August 25, 2011, by any Funding Source or Purchaser with (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (B) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, (C) any requests, rules, regulations, guidelines or directives promulgated in connection with the foregoing by any such agency or (D) any requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III.”

(d) The words “Regulatory Change” in the first sentence of Section 10.2(c) of the Original Agreement are hereby deleted and replaced with “Regulatory Requirement”.

(e) The third sentence of Section 12.1(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (except in the case of BOFA) and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or the Company in such selling Financial Institution’s Purchaser Group, an enforceability opinion in form and substance satisfactory to the Agent and such Company.”

(f) Section 12.1(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Each of the Financial Institutions other than BOFA agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of the Company in such Affected Financial Institution’s Purchaser Group or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution in such Affected Financial Institution’s Purchaser Group or (y) another funding entity nominated by the Agent or any Financial Institution and acceptable to the Company in such Affected Financial Institution’s Purchaser Group, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions in such Affected Financial Institution’s Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Affected Financial Institution’s Purchaser Group.”

(g) The following definitions are hereby added to Exhibit I to the Original Agreement immediately after the definition of “BNP-BTMU Transferred Capital”:

““BOFA” has the meaning set forth in the Preliminary Statements to this Agreement.”

““BOFA Company” has the meaning set forth in the Preliminary Statements to this Agreement.”

(h) The definition of “Liquidity Termination Date” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Liquidity Termination Date” means August 22, 2013.”

(i) The definition of “Purchase Limit” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Purchase Limit” means $800,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).”

(j) The definition of “Purchase Price” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of (A) 97% or, if the Purchaser Interest Condition is existing on the applicable purchase date, 100% of the amount equal to (1) the Net Receivables Balance on the applicable purchase date, minus (2) the Aggregate Reserves on the applicable purchase date, over (B) the aggregate outstanding amount of Aggregate Capital on the applicable purchase date, immediately prior to such proposed Incremental Purchase.”

(k) The definition of “Regulatory Change” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following definition of “Regulatory Requirement”:

““Regulatory Requirement” has the meaning set forth in Section 10.2(a).”

(l) The following definitions are hereby added to Exhibit I to the Original Agreement immediately after the definition of “Settlement Period”:

““SMBC” has the meaning set forth in the Preliminary Statements to this Agreement.”

““SMBC Company” has the meaning set forth in the Preliminary Statements to this Agreement.”

(m) Schedule A to the Original Agreement is hereby deleted in its entirety and replaced by Schedule A hereto.

(n) Paragraph a of the definition of “Company Costs” in Schedule C to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“a. For any Purchaser Interest purchased by the Bank One Company, for any day, an amount equal to (i) the product of (A) the Daily/30 Day LIBOR Rate in respect of such day, and (B) the aggregate Capital associated with each Purchaser Interest that shall have been funded by the Bank One Company with the issuance of Commercial Paper, divided by (ii) 360. “Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the thirty (30) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London. In the event that such rate is not available on any day at such time for any reason, then the “Daily/30 Day LIBOR Rate” for such day shall be the rate at which thirty (30) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; and if the Agent is for any reason unable to determine the Daily/30 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/30 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, the Daily/30 Day LIBOR Rate for such day shall be the Alternative Base Rate.”

(o) Paragraph c of the definition of “Company Costs” in Schedule C to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“c. For any Purchaser Interest purchased by the BOFA Company, for any day, the Capital of such Purchaser Interest multiplied by the per annum rate equal to (i) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by BOFA to be the offered rate that appears on the page of the Reuters Screen on such day that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01) for deposits in United States dollars (for delivery on a date two Business Days later) with a term equivalent to one month; (ii) in the event that either (A) the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available or (B) BOFA shall determine in its discretion to use a different source to determine the British Bankers Association Interest Settlement Rate, the rate per annum (carried to the fifth decimal place) equal to the rate determined by BOFA to be the offered rate on such day on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in United States dollars (for delivery on a date two Business Days later) with a term equivalent to one month; or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by BOFA on such day as the rate of interest at which United States dollar deposits (for delivery on a date two Business Days later than such day) in same day funds in the approximate amount of the Capital of the BOFA Company’s Purchaser Interest and with a term equivalent to one month would be offered by its London Branch to major banks in the London interbank Eurodollar market at their request.

(p) Paragraph d of the definition of “Company Costs” in Schedule C to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“d. For any Purchaser Interest purchased by the SMBC Company, for any day, the sum of (i) discount or yield accrued on Pooled Commercial Paper (as defined below) on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of broken funding costs related to the prepayment of any purchaser interest of the SMBC Company pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the SMBC Company (or by the SMBC Company’s agent on its behalf) in its sole discretion to result in incrementally higher Company Costs with respect to the SMBC Company applicable to such Incremental Purchase by the SMBC Company, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by the SMBC Company in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional Company Costs applicable only to such special pool and charged each day during such period against such Capital. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Company Costs with respect to the SMBC Company each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the SMBC Company and funded substantially with Pooled Commercial Paper. For the purposes of this paragraph (d), “Pooled Commercial Paper” means Commercial Paper notes of the SMBC Company subject to any particular pooling arrangement by the SMBC Company, but excluding Commercial Paper issued by the SMBC Company for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by the SMBC Company. For each Settlement Period, the SMBC Company shall calculate its aggregate Company Costs for such Settlement Period and report such Company Costs to the Agent pursuant to Section 3.3 of this Agreement.”

(q) Paragraph g of the definition of “Company Costs” in Schedule C to the Original Agreement is hereby deleted in its entirety.

Section 3. Assignments. In connection with the amendment hereunder, the following assignments shall be effected as of the date hereof:

(a) Assignments Relating to Exiting Purchasers. The following assignments are hereby made in connection with the exit of the RBS Company, the BNP Company and the Wells Company:

(i) In consideration of the payment by the BOFA Company to the RBS Company, in immediately available funds, of an amount equal to $100,000,000, representing 100% of the Capital of the RBS Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “RBS Company Transferred Capital”), the RBS Company hereby sells, transfers and assigns to the BOFA Company, without recourse, the RBS Company Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(ii) In consideration of the payment by the SMBC Company to the BNP Company, in immediately available funds, of an amount equal to $100,000,000, representing 100% of the Capital of the BNP Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “BNP Company Transferred Capital”), the BNP Company hereby sells, transfers and assigns to the SMBC Company, without recourse, the BNP Company Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(iii) In consideration of the payment by the BTMU Company to the Wells Company, in immediately available funds, of an amount equal to $25,000,000, representing 25% of the Capital of the Wells Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “Wells-BTMU Company Transferred Capital”), the Wells Company hereby sells, transfers and assigns to the BTMU Company, without recourse, the Wells-BTMU Company Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(iv) In consideration of the payment by the PNC Company to the Wells Company, in immediately available funds, of an amount equal to $25,000,000, representing 25% of the Capital of the Wells Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “Wells-PNC Company Transferred Capital”), the Wells Company hereby sells, transfers and assigns to the PNC Company, without recourse, the Wells-PNC Company Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(v) In consideration of the payment by the BOFA Company to the Wells Company, in immediately available funds, of an amount equal to $25,000,000, representing 25% of the Capital of the Wells Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “Wells-BOFA Company Transferred Capital”), the Wells Company hereby sells, transfers and assigns to the BOFA Company, without recourse, the Wells-BOFA Company Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(vi) In consideration of the payment by the SMBC Company to the Wells Company, in immediately available funds, of an amount equal to $25,000,000, representing 25% of the Capital of the Wells Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “Wells-SMBC Company Transferred Capital”), the Wells Company hereby sells, transfers and assigns to the SMBC Company, without recourse, the Wells-SMBC Company Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(b) Assignments Relating to Increase in Purchase Limit. The following assignments are hereby made in connection with the increase in the Purchase Limit from $750,000,000 to $800,000,000 and the associated changes to Commitments in accordance with Section 4(e) hereof:

(i) In consideration of the payment by the Scotia Company to the Bank One Company, in immediately available funds, of an amount equal to $9,375,000, representing 6.25% of the Bank One Company’s Purchaser Interests outstanding immediately after giving effect to the assignments described in Section 3(a) hereof (such percentage amount, the “Bank One-Scotia Transferred Capital”), the Bank One Company hereby sells, transfers and assigns to the Scotia Company, without recourse, the Bank One-Scotia Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(ii) In consideration of the payment by the Scotia Company to the BTMU Company, in immediately available funds, of an amount equal to $6,250,000, representing 5% of the BTMU Company’s Purchaser Interests outstanding immediately after giving effect to the assignments described in Section 3(a) hereof (such percentage amount, the “BTMU-Scotia Transferred Capital”), the BTMU Company hereby sells, transfers and assigns to the Scotia Company, without recourse, the BTMU-Scotia Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(iii) In consideration of the payment by the PNC Company to the BTMU Company, in immediately available funds, of an amount equal to $1,562,500, representing 1.25% of the BTMU Company’s Purchaser Interests outstanding immediately after giving effect to the assignments described in Section 3(a) hereof (such percentage amount, the “BTMU-PNC Transferred Capital”), the BTMU Company hereby sells, transfers and assigns to the PNC Company, without recourse, the BTMU-PNC Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(iv) In consideration of the payment by the PNC Company to the BOFA Company, in immediately available funds, of an amount equal to $7,812,500, representing 6.25% of the BOFA Company’s Purchaser Interests outstanding immediately after giving effect to the assignments described in Section 3(a) hereof (such percentage amount, the “BOFA-PNC Transferred Capital”), the BOFA Company hereby sells, transfers and assigns to the PNC Company, without recourse, the BOFA-PNC Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(v) In consideration of the payment by the PNC Company to the SMBC Company, in immediately available funds, of an amount equal to $7,812,500, representing 6.25% of the SMBC Company’s Purchaser Interests outstanding immediately after giving effect to the assignments described in Section 3(a) hereof (such percentage amount, the “SMBC-PNC Transferred Capital”), the SMBC Company hereby sells, transfers and assigns to the PNC Company, without recourse, the SMBC-PNC Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the Transaction Documents.

(c) Effect of Assignments. The parties acknowledge and agree that immediately after giving effect to the assignments set forth above, the respective Capital of the Purchaser Interest of the Companies shall be as follows:

The Bank One Company	$140,625,000
The Scotia Company	$140,625,000
The BTMU Company	$117,187,500
The PNC Company	$117,187,500
The BOFA Company	$117,187,500
The SMBC Company	$117,187,500
The Wells Company	$0
The RBS Company	$0
The BNP Company	$0

(d) Wiring; Payment. The parties agree that all payments to be made in connection with the foregoing assignments may be wired to the Agent for further application to the accounts designated by the respective sellers of the Capital transferred hereunder, including to the accounts of other parties to which such sellers have payment obligations hereunder in satisfaction of those payment obligations. In accordance with the foregoing, each Company hereby agrees to wire, in immediately available funds, the amounts set forth next to its name below to the Agent for further transfer by the Agent as set forth below:

Wires to Agent:
From the Scotia Company to the Agent:	$15,625,000
From the BTMU Company to the Agent:	$17,187,500
From the PNC Company to the Agent:	$42,187,500
From the BOFA Company to the Agent:	$117,187,500
From the SMBC Company to the Agent:	$117,187,500

Total wires to Agent:	$309,375,000
Further wires from Agent:

From the Agent to the Bank One Company	$9,375,000
From the Agent to the BNP Company	$100,000,000
From the Agent to the RBS Company	$100,000,000
From the Agent to the Wells Company:	$100,000,000

Total wires from Agent:	$309,375,000

Section 4. Additional Agreements.

(a) Exiting Companies and Financial Institutions. From and after the date hereof, each of RBS, the RBS Company, Wells, the Wells Company, BNP and the BNP Company will cease to be a party to the Receivables Purchase Agreement.

(b) New Companies and Financial Institutions. From and after the date hereof, each of the BOFA Company and the SMBC Company (together, the “New Companies”) shall be a Company party to the Receivables Purchase Agreement for all purposes thereof as if such New Company were an original party thereto and the New Companies agree to be bound by all of the terms and provisions contained therein. From and after the date hereof, each of BOFA and SMBC (the “New Financial Institutions,” and together with the New Companies, the “New Parties”) shall be a Financial Institution party to the Receivables Purchase Agreement for all purposes thereof as if such New Financial Institution were an original party thereto and the New Financial Institutions agree to be bound by all of the terms and provisions contained therein. The notice addresses for the New Parties for purposes of Section 13.2 of the Receivables Purchase Agreement are set forth below their respective signature pages hereto.

(c) Additional Agreements by New Parties. Each of the New Parties hereby: (i) confirms that it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to become a party to the Receivables Purchase Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, any Company, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the Transaction Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Receivables Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Company or a Financial Institution (including, without limitation, as a Related Financial Institution), as applicable, or, when applicable, as a Purchaser; (v) represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Receivables Purchase Agreement; and (vi) agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Company, it will not institute against, or join any other Person in instituting against, any Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(d) Additional Agreement by New Financial Institutions. Each of the New Financial Institutions hereby confirms with respect to itself that the representations and warranties set forth in Section 5.2 of the Receivables Purchase Agreement are true and correct as of the date hereof.

(e) Changes in Commitments. Each Financial Institution agrees and acknowledges that, after giving effect to this Amendment, the Commitment of such Financial Institution shall be the amount set forth opposite its signature page hereto.

Section 5. Waiver. The Agent and each Financial Institution hereby waive their right to receive an Extension Notice in connection with the extension of the Liquidity Termination Date contemplated by this Amendment and hereby consent to the proposed extension of the Liquidity Termination Date as set forth herein.

Section 6. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

(a) Amendment. The Agent and each Seller Party shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b) Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of each Seller Party contained in the Original Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such); it being understood that any specific occurrence or occurrences constituting breaches of any representation or warranty, to the extent waived in writing by the Financial Institutions and the Companies, ceased to constitute any such breach (solely with respect to such specific occurrence or occurrences) from and after the date of such waiver.

(c) No Amortization Event or Potential Amortization Event. As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such); it being understood that any specific occurrence or occurrences constituting Amortization Events or Potential Amortization Events, to the extent waived in writing by the Financial Institutions and the Companies, ceased to constitute Amortization Events or Potential Amortization Events (solely with respect to such specific occurrence or occurrences) from and after the date of such waiver.

Section 7. Miscellaneous.

(a) Effect; Ratification. The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Original Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which the Agent, any Company or Financial Institution (or any of their respective assigns) may now have or may have in the future under or in connection with the Receivables Purchase Agreement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Original Agreement or to the “Receivables Purchase Agreement” shall mean the Original Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b) Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Costs, Fees and Expenses. Seller agrees to reimburse the Agent and each Purchaser and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Agent).

(d) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e) Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION, as Seller

By:
Name: Raymond Sadowski
Title: President

AVNET, INC., as Servicer

By:
Name: David R. Birk
Title: Senior Vice President and General Counsel

CHARIOT FUNDING LLC, as a Company By:JPMorgan Chase Bank, N.A., its Attorney-in-Fact By:

Name:
Title:
Commitment: $153,000,000	JPMORGAN CHASE BANK, N.A.,

as a Financial Institution and as Agent	By:

Name:
Title:

LIBERTY STREET FUNDING LLC, as a Company

By:
Name:
Title:

Commitment: $153,000,000	THE BANK OF NOVA SCOTIA, as a Financial Institution

By:

Name:
Title:

VICTORY RECEIVABLES CORPORATION, as a Company

By:
Name:
Title:

Commitment: $127,500,000THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Financial Institution By:

Name:
Title:

MARKET STREET FUNDING LLC, as a Company

By:
Name:
Title:

Commitment: $127,500,000	PNC BANK, NATIONAL ASSOCIATION,

as a Financial Institution	By:

Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Company

By:
Name:
Title:

Address:
Bank of America, N.A.

214 North Tryon Street
NC1-027-15-01
Charlotte, NC 28255

Commitment: $125,000,000	Attn: Robert Wood Telephone: 980-388-5938 Facsimile: 704-409-0592 BANK OF AMERICA, NATIONAL ASSOCIATION, as a Financial Institution By:

Name:
Title:

Address:
Bank of America, N.A.
214 North Tryon Street
NC1-027-15-01
Charlotte, NC 28255

Attn: Robert Wood
Telephone: 980-388-5938
Facsimile: 704-409-0592

Manhattan Asset Funding Company LLC, as a Company

By: MAF Receivables Corp., its member

By:
Name:
Title:

Address:
c/o SMBC Nikko Securities America, Inc.

277 Park Avenue
New York, New York 10172
Attention: Structured Finance Group

Fax: (212) 224-4929

SMBC NIKKO SECURITIES AMERICA, INC.,
as agent for the SMBC Company

By:
Name:
Title:

Commitment: $127,500,000	Sumitomo Mitsui Banking Corporation, as a Financial Institution By:

Name:
Title:

Address:
277 Park Avenue
New York, New York 10172
Attention: Structured Finance Group

Fax: (212) 224-4929

STARBIRD FUNDING CORPORATION, as a Company

By:

Name:
Title:
Commitment: $0	BNP PARIBAS, acting through its New York Branch, as a Financial Institution By:

Name:
Title:
By:

Name:
Title:

THAMES ASSET GLOBAL SECURITIZATION NO. 1, INC., as a Company

By:
Name:
Title:

Commitment: $0	THE ROYAL BANK OF SCOTLAND PLC, as a Financial Institution By:

Name:
Title:

Commitment: $0	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Company and as a Financial Institution By:

Name:

Title:SCHEDULE A

COMMITMENTS, COMPANY PURCHASE LIMITS
AND RELATED FINANCIAL INSTITUTIONS

Commitments of Financial Institutions

Financial Institution	Commitment

JPMorgan Chase Bank, N.A.	$153,000,000

The Bank of Nova Scotia	$153,000,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$127,500,000

PNC Bank, National Association	$127,500,000

Bank of America, National Association	$125,000,000

Sumitomo Mitsui Banking Corporation	$127,500,000

Company Purchase Limits and
Related Financial Institutions of Companies

Company	Company Purchase Limit	Related Financial Institution(s)

Chariot Funding LLC	$150,000,000	JPMorgan Chase Bank, N.A.

Liberty Street Funding LLC	$150,000,000	The Bank of Nova Scotia

Victory Receivables Corporation	$125,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Market Street Funding LLC	$125,000,000	PNC Bank, National Association

Bank of America, National Association	$125,000,000	Bank of America, National Association

Manhattan Asset Funding Company LLC	$125,000,000	Sumitomo Mitsui Banking Corporation